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Exhibit 23.1.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We have issued our reports dated March 15, 2013, with respect to the financial statements, financial statement schedule, and internal control over financial reporting included in the Annual Report of Osiris Therapeutics, Inc. on Form 10-K for the year ended December 31, 2012. We hereby consent to the incorporation by reference of said reports in the Registration Statements of Osiris Therapeutics, Inc. on Forms S-8 (Nos. 333-184838, 333-167652, 333-137952 and 333-137953) and on Form S-3 (No. 333-148750).

/s/ Grant Thornton LLP

Baltimore, Maryland
March 15, 2013

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  Exhibit 23.1.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM